MINERAL LEASE AGREEMENT

THIS MINERAL AGREEMENT (this "Lease") is made and entered into, as of June __, 2013 (the "**Effective Date**"), among **EDWARD E. DEERMAN** a/k/a **ED DEERMAN** and his wife, **KARIN DEERMAN**, individual residents of the State of Alabama (the "**Lessors**"), and **FAL MINERALS, LLC**, or its assignee an Alabama limited liability company (the "**Lessee**"). The parties agree as follows:

1. **Lease of Mineral Interests.** In consideration of One Hundred Dollars and Other Valuable Considerations, in hand paid, of the royalties herein provided, and of the agreements of Lessee herein contained, Lessors hereby grant, lease and let unto Lessee, the exclusive right to enter upon and use the land hereinafter described for the exploration for, and production of oil, gas and other minerals of whatsoever nature and kind, together with the use of the surface of the land for all purposes incident to the exploration for and production, ownership, possession and transportation of said minerals, with the right of ingress and egress to and from said lands at all times for such purposes, including operations hereunder or in connection with similar operations on adjoining land; the land to which this Lease applies and which is affected hereby (herein called the "**Land**") containing 17 acres, more or less, and being situated in Clay County, Alabama, and described as follows, to-wit:

(For description see Exhibit A which is attached hereto and made a part hereof)

2. **Royalty Clause.** The Lessee shall deliver to the credit of the Lessors 15/100^{ths} of the proceeds of all oil, gas and other minerals produced and sold from the Land. It is agreed between the Lessors and Lessee that all proceeds accruing to the Lessors under this Lease or by state law shall be without deduction, directly or indirectly, for the cost of extracting (including any severance taxes), producing, gathering, separating, treating, dehydrating, compressing, processing, transporting, and marketing the oil, gas and other minerals produced hereunder to transform the product into marketable form. Royalties payable hereunder shall be due and payable monthly within ninety (90) days following each month's sale of oil, gas or other minerals produced from the Land.

3. **Term of Lease.** Subject to the other provisions herein contained, this Lease shall be for a period of two (2) years (herein called the "**Primary Term**"); provided that if Lessee should produce any oil, gas or other minerals from the Land for which a royalty payment is due to Lessors during the Primary Term pursuant to Section 2 above, then this Lease shall automatically continue in force and effect for an additional two (2) years following the end of the Primary Term (herein called the "**Extended Term**"). Unless extended by the parties or extended for force majeure reasons set forth below, this Lease expires at the end of the Primary Term or the Extended Term as is applicable. When drilling, reworking, production or other operations are delayed or interrupted by force majeure, that is, by storm, flood or other acts of God, fire, war, rebellion, insurrection, riot, strikes, or as a result of some law, order, rule, regulation or requisition of government, Federal or State, or as a result of any cause whatsoever beyond the reasonable control of the Lessee (provided that lack of funds by Lessee shall not be considered force majeure), the time of such delay or interruption shall not be counted against Lessee, anything in this Lease to the contrary notwithstanding, but the Primary Term or Extended Term,

ED ; KD

MINERAL LEASE AGREEMENT

THIS MINERAL AGREEMENT (this "Lease") is made and entered into, as of June __, 2013 (the "**Effective Date**"), among **EDWARD E. DEERMAN** a/k/a **ED DEERMAN** and his wife, **KARIN DEERMAN**, individual residents of the State of Alabama (the "**Lessors**"), and **FAL MINERALS, LLC**, or its assignee an Alabama limited liability company (the "**Lessee**"). The parties agree as follows:

1. **Lease of Mineral Interests.** In consideration of One Hundred Dollars and Other Valuable Considerations, in hand paid, of the royalties herein provided, and of the agreements of Lessee herein contained, Lessors hereby grant, lease and let unto Lessee, the exclusive right to enter upon and use the land hereinafter described for the exploration for, and production of oil, gas and other minerals of whatsoever nature and kind, together with the use of the surface of the land for all purposes incident to the exploration for and production, ownership, possession and transportation of said minerals, with the right of ingress and egress to and from said lands at all times for such purposes, including operations hereunder or in connection with similar operations on adjoining land; the land to which this Lease applies and which is affected hereby (herein called the "**Land**") containing 17 acres, more or less, and being situated in Clay County, Alabama, and described as follows, to-wit:

(For description see Exhibit A which is attached hereto and made a part hereof)

2. **Royalty Clause.** The Lessee shall deliver to the credit of the Lessors 15/100ths of the proceeds of all oil, gas and other minerals produced and sold from the Land. It is agreed between the Lessors and Lessee that all proceeds accruing to the Lessors under this Lease or by state law shall be without deduction, directly or indirectly, for the cost of extracting (including any severance taxes), producing, gathering, separating, treating, dehydrating, compressing, processing, transporting, and marketing the oil, gas and other minerals produced hereunder to transform the product into marketable form. Royalties payable hereunder shall be due and payable monthly within ninety (90) days following each month's sale of oil, gas or other minerals produced from the Land.

3. **Term of Lease.** Subject to the other provisions herein contained, this Lease shall be for a period of two (2) years (herein called the "**Primary Term**"); provided that if Lessee should produce any oil, gas or other minerals from the Land for which a royalty payment is due to Lessors during the Primary Term pursuant to Section 2 above, then this Lease shall automatically continue in force and effect for an additional two (2) years following the end of the Primary Term (herein called the "**Extended Term**"). Unless extended by the parties or extended for force majeure reasons set forth below, this Lease expires at the end of the Primary Term or the Extended Term as is applicable. When drilling, reworking, production or other operations are delayed or interrupted by force majeure, that is, by storm, flood or other acts of God, fire, war, rebellion, insurrection, riot, strikes, or as a result of some law, order, rule, regulation or requisition of government, Federal or State, or as a result of any cause whatsoever beyond the reasonable control of the Lessee (provided that lack of funds by Lessee shall not be considered force majeure), the time of such delay or interruption shall not be counted against Lessee, anything in this Lease to the contrary notwithstanding, but the Primary Term or Extended Term,

ED KD

as the case may be, shall be extended for a period of time equal to that during which Lessee is so prevented from conducting such drilling or reworking operations on, or producing oil, gas or other minerals from the Land.

4. **Lessee's Agreement to Explore.** Lessee agrees to spend within ninety (90) days of the Effective Date up to $20,000 in Development Costs (as defined below) in connection with the development and exploration of the Land for minerals. Upon request from Lessors, Lessee shall provide Lessors with copies of invoices for all Development Costs incurred by Lessee until the obligation of Lessee pursuant to the Section shall have been fully satisfied. As used herein, the term "**Development Costs**" shall mean out-of-pocket expenses incurred by Lessee arising out of or in connection with investigating, permitting, exploring, prospecting, mining, drilling and developing the Land for the presence of minerals in commercial quantities.

5. **Warranty of Title and Adverse Claims.** Lessors warrant title to the Land only with respect that the title is good to the Lessors' knowledge without independent investigation. In case of suit, adverse claim, dispute or question as to the ownership of the royalties (or some part thereof) payable under this Lease, Lessee shall not be held in default in payment of such royalties (or the part thereof in dispute), until such suit, claim, dispute or question has been finally disposed of, and Lessee shall have thirty (30) days after being furnished with a certified copy of the instrument or instruments disposing of such suit, claim or dispute, or after being furnished with proof sufficient, in Lessee's opinion, to settle such question, within which to make payment. Should the right or interest of Lessee hereunder be disputed by Lessors, or any other person, the time covered by the pendency of such dispute shall not be counted against Lessee either as affecting the term of the lease or for any other purpose, and Lessee may suspend all payments without interest until there is a final adjudication or other determination of such dispute.

6. **Timber Clause:** Lessee and Lessors agree that before the removal of any marketable timber resulting from Lessee's operations under the terms of the Lease, the Lessors must give their prior written consent to the removal of such marketable timber. In the event consent to remove the marketable timber is granted by Lessors, an appraisal shall be conducted by a qualified third-party forester and Lessee shall pay Lessors the appraised value of such timber before harvesting.

7. **Clean Up.** Within ninety (90) days after the completion of all well(s) or miners on the Land, Lessee shall clean up the well site or mine site, and remove from the Land any and all oil spills, junk material, pieces of iron, pipes, steel and other debris and foreign materials; and Lessee shall level all mounds, fill all pits, and other excavations; and Lessee shall remove all deleterious materials, including oil base mud, and substances that might cause injury to persons or the Land; and Lessee shall return the top soil, which was previously removed and stacked; and Lessee shall spread such top soil uniformly over the drill site location; and Lessee shall restore such location to as near its original condition as is practicable except for the minimum amount of surface necessary to conduct Lessee's operations. In addition to the foregoing, Lessee shall not bury on the Land any junk material, as described above, except for the pit liner and drilling mud residue utilized in Lessee's drilling operations. All reclamation shall be completed in accordance with Alabama Law.

ED & KD

8. **Notices.** Any notices to the parties pursuant to the provisions hereof shall be in writing and delivered by (i) hand delivery; or (ii) Federal Express other overnight courier, as follows:

If to Lessors:

Edward E. and Karin Deerman
178 Cora Lane
Sylacauga, AL 35150
Phone:__________________

With a copy to:

____
____
____
Phone:__________________

If to Lessee:

FAL Minerals, LLC
285 Grand Avenue
Patriot Center
Building 5, 2nd Floor
Englewood, NJ 07631
Phone: (201) 408-5123
Attn: Eric Weisblum

With a copy to:

Sirote & Permutt, P.C.
2311 Highland Avenue South
Birmingham, Alabama 35205
Phone: (205) 930-5171
Attn: Steven A. Brickman, Esq.

All notices shall be effective upon receipt by the means set forth above. Addresses for notice may be changed from time to time by written notice to all other parties delivered in accordance with this Section.

9. **Miscellaneous.** This Lease shall be governed by, and construed in accordance with, the laws of the state where the Land is located. Except as specifically set forth herein, no party shall assign its rights and obligations under this Lease without the prior written approval of the other party. Subject to the foregoing provision restricting assignment by either party, this Lease shall be binding and shall enure to the benefit of the parties hereto, and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns. This Lease shall not be modified or amended except by mutual written agreement. This Lease constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, and all other communications among the parties relating to such subject matter. The waiver by any party of a breach or violation of any provisions of this Lease shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision. The captions and headings used in this Lease are made for convenience and general reference only and should not be construed to describe, define, limit or expand the scope and intent of any term or provision of this Lease. This Lease may be executed in one or more counterparts, each of which shall be an original and taken together shall constitute one and the same document. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Whenever the context so permits, the use of the plural shall include the singular, the singular shall include the plural, and any gender shall be deemed to include all genders.

ED & KD

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

"Lessors:"

Edward E. Deerman, a/k/a Ed Deerman

Karin Deerman

"Lessee:"

FAL MINERALS, LLC

By: ____________________

Name: Eric Weber

Title: Sole officer

BRITTANY BROWN
NOTARY PUBLIC
Carroll County
State of Georgia
My Comm. Expires Feb. 22, 2015

DOCSBHM\1942266\4

ED & KD

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

"Lessors:"

____
Edward E. Deerman, a/k/a Ed Deerman

____
Karin Deerman

"Lessee:"

FAL MINERALS, LLC

By: ______________________________

Name: Eric Wallbur

Title: Sole officer

DOCSBHM\1942266\4

Ed & KD

EXHIBIT A

DESCRIPTION OF LAND

Commencing at the purported Northwest corner of the Southeast ¼ of the Northwest ¼, Section 35, Township 19 South, Range 7 East, Clay County, Alabama; thence S-1-16'55"-E a distance of 1320.0 feet to the point of beginning; thence continue S-1-16'55"-E a distance of 509 feet; thence N89°-50'-10"-E a distance of 1420 feet plus or minus to the Westerly right-of-way of Erin Road; thence Northeasterly along said right-of-way a distance of 495.00 feet plus or minus; thence S-89°-50"-10'-W a distance of 1532.00 feet to the point of beginning; containing 17.0 plus or minus acres, 20.0 acres by Deed according to the survey of March 5, 2011 by Phillip W. Arnell.